                                                                   EXHIBIT 10.42

                              EMPLOYMENT AGREEMENT

This employment agreement (this "AGREEMENT") dated as of February 14, 2003, is entered into by and between MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation currently having an address at 2929 California Street, Torrance, California 90503 (together with its subsidiaries and affiliates, the "COMPANY"), and Selwyn Joffe, an individual residing at 2687 Cordelia Road, Los Angeles, California 90049 (the "EXECUTIVE").

                                   WITNESSETH:

WHEREAS, the COMPANY desires to employ EXECUTIVE as its Chairman of the Board, President and Chief Executive Officer and EXECUTIVE desires to be so employed by the COMPANY, all upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT; PRIOR AGREEMENTS. Subject to and upon the terms and conditions contained in this AGREEMENT, the COMPANY hereby agrees to employ EXECUTIVE and EXECUTIVE agrees to be employed by the COMPANY, for the period set forth in Paragraph 2 hereof, to render the services to the COMPANY, its affiliates and/or subsidiaries as described in Paragraph 3 hereof. Each of the Consulting Agreement dated as of December 1, 1999 and the Agreement for Consulting Services dated as of May 9, 2002, both between the COMPANY and the EXECUTIVE (the "PRIOR AGREEMENTS") shall terminate as of the date hereof (the "COMMENCEMENT DATE"); provided, however, that any payments due and payable to the EXECUTIVE under the PRIOR AGREEMENTS as of the COMMENCEMENT DATE shall be paid as provided therein.

2. TERM. EXECUTIVE'S term of employment under this AGREEMENT shall commence on the COMMENCEMENT DATE and shall continue for a period through and including March 31, 2006 (the "EMPLOYMENT TERM"), unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein.

3.       DUTIES.

         (a) EXECUTIVE shall be employed as the COMPANY'S Chairman of the Board, President and Chief Executive Officer and shall report to the COMPANY'S Board of Directors. It is agreed that EXECUTIVE shall perform his service in the COMPANY'S Torrance, California, facilities, or any other facilities mutually agreeable to the parties.

         (b) EXECUTIVE agrees to abide by all By-Laws and applicable policies of the Company promulgated from time to time by the Board of Directors of the COMPANY and its constituent committees (together with its appropriate committees, the "BOARD OF DIRECTORS").

4. EXCLUSIVE SERVICES AND BEST EFFORTS. EXECUTIVE shall devote all of his working time, attention, best efforts and ability to the service of the COMPANY, its affiliates and subsidiaries during the term of this AGREEMENT.

5. COMPENSATION. As compensation for his services and covenants hereunder, the COMPANY shall pay EXECUTIVE the following:

         (a) Base Salary; Benefits. The COMPANY shall pay EXECUTIVE a base salary ("SALARY") of Five Hundred Thousand Dollars ($500,000) per year. The EXECUTIVE shall receive such additional benefits as are usually provided from time-to-time to senior executives of the COMPANY.

         (b) Bonus. EXECUTIVE shall participate in the COMPANY'S Executive Bonus Program as adopted and amended from time to time by the COMPANY'S Board of Directors. The COMPANY'S Executive Bonus Program shall be adopted and effective no later than with respect to fiscal periods beginning April 1, 2003.

         (c) Stock Option. As additional consideration for the services to be performed by EXECUTIVE, the COMPANY granted EXECUTIVE, on March 3, 2003, an option to purchase 100,000 shares of the COMPANY'S common stock, pursuant to the COMPANY'S 1994 Stock Option Plan, at an exercise price of $2.16 per share. Such option shall be immediately exercisable with respect to one-half of such shares and on the first anniversary thereof with respect to the remaining such shares. Upon the termination of this AGREEMENT for any reason, or the expiration of the options for any reason, EXECUTIVE shall have, for a period of 90 days from such termination or expiration, the option, but not the obligation, to sell for cash all or any part of the option, and all or any of the underlying shares if any or all of the options have been exercised, to the COMPANY for (i) with respect to each share remaining subject to the option, the closing price of the COMPANY'S common stock on the trading day immediately preceding termination or expiration (or, if the COMPANY'S stock is not then publicly traded, the fair market value thereof as determined by negotiation between the COMPANY and the EXECUTIVE) minus the exercise price and (ii) with respect to each share purchased pursuant to the option and held by the EXECUTIVE, the closing price of the COMPANY'S common stock on the trading day immediately preceding termination or expiration(or, if the COMPANY'S stock is not then publicly traded, the fair market value thereof as determined by negotiation between the COMPANY and the EXECUTIVE).

         (d) Certain Transaction Fees. In the event of one or more "PROPOSED TRANSACTIONS" (as defined in Exhibit A hereto) occurring during the term of this AGREEMENT, EXECUTIVE shall receive, as additional compensation with respect to each PROPOSED TRANSACTION, a fee as set forth in Exhibit A hereto (the "TRANSACTION FEES").

6. BUSINESS EXPENSES. EXECUTIVE shall be reimbursed for, and entitled to advances (subject to repayment to the COMPANY if not actually incurred by EXECUTIVE) with respect to, only those business expenses incurred by him which are reasonable and necessary for EXECUTIVE to perform his duties under this AGREEMENT in accordance with policies established from time to time by the COMPANY.

7.       EXECUTIVE BENEFITS.

         (a) EXECUTIVE shall be entitled to four (4) weeks paid vacation each year during the EMPLOYMENT TERM.

         (b) The COMPANY may withhold from any benefits payable to EXECUTIVE all federal, state, local and other taxes and amounts as shall be required pursuant to law, rule or regulation. All of the benefits to which EXECUTIVE may be entitled which are not specifically described herein may be changed from time to time or withdrawn at any time in the sole discretion of the COMPANY, so long as any such change or withdrawal are applicable to all of the relevant COMPANY executives and to the relevant executives of any company which may control the COMPANY.

         (c) During the EMPLOYMENT TERM the COMPANY shall provide to executive an automobile allowance in the amount of Fifteen Hundred Dollars ($1500.00) per month, payable monthly. In lieu of such allowance, the Company may, at its option, elect to provide EXECUTIVE an automobile of a make, model and year mutually agreeable to the COMPANY and EXECUTIVE, all costs of which, including fuel, oil, insurance, repairs, maintenance and other expenses, shall be the responsibility of the COMPANY.

         (d) During the EMPLOYMENT TERM, if EXECUTIVE does not elect medical insurance coverage for himself and his eligible family through the COMPANY, he shall receive as an allowance for such medical insurance an amount equal to the then cost which would be incurred by the COMPANY in supplying such coverage for EXECUTIVE and his eligible family.

8.       DEATH AND DISABILITY.

         (a) The EMPLOYMENT TERM shall terminate on the date of EXECUTIVE'S death, in which event EXECUTIVE'S accrued SALARY, BONUS and TRANSACTION FEES, if any, reimbursable expenses and benefits, including accrued but unused vacation time, owing to EXECUTIVE through the date of EXECUTIVE'S death, shall be paid to the EXECUTIVE'S estate, and EXECUTIVE'S estate shall assume EXECUTIVE'S rights under the 1994 Stock Option Plan and the related rights under this AGREEMENT. EXECUTIVE'S estate will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 8 (a)

         (b) If, during the EMPLOYMENT TERM, in the opinion of a duly licensed physician selected by COMPANY and reasonably acceptable to the EXECUTIVE, EXECUTIVE, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this AGREEMENT for a period of 180 ) consecutive days , the COMPANY may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 180 ) day period to EXECUTIVE of its intention to do so, terminate this AGREEMENT as of such date as may be set forth in the notice. In case of such termination, EXECUTIVE shall be entitled to receive his accrued SALARY, BONUS and TRANSACTION FEES, if any, reimbursable expenses and benefits owing to EXECUTIVE through the date of termination. In addition, EXECUTIVE shall be entitled to receive the benefits payable pursuant to the POLICY described in Paragraph 8(c) below. EXECUTIVE will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 8
                  (b).

         (c) During the period ending no later than June 30, 2003, the COMPANY and the EXECUTIVE agree to negotiate in good faith to provide EXECUTIVE, at the COMPANY'S expense, with the benefit of an appropriate amount and term and terms of disability insurance. The EXECUTIVE understands and agrees that this
                  Section 8(c) shall not require the COMPANY to agree to any particular disability terms or policy, but to, in the COMPANY'S judgment, negotiate with EXECUTIVE with respect to disability insurance. Any agreement reached by the parties with respect to providing such insurance to EXECUTIVE shall be evidenced by a written amendment to this AGREEMENT signed by the COMPANY and the EXECUTIVE.

9.       TERMINATION.

         (a) The COMPANY may terminate the employment of EXECUTIVE for Cause (as hereinafter defined); provided, however, that such termination shall only become effective if the COMPANY (acting upon duly adopted resolutions of the Board) shall first give EXECUTIVE written notice of the material breach or default, which notice shall (i) identify in reasonable detail the manner in which the COMPANY believes that EXECUTIVE has breached or defaulted under this AGREEMENT or in the performance of his duties and (ii) indicate the steps required to cure such breach or default, and EXECUTIVE shall fail within 20 business days after receipt of such notice to substantially remedy or correct the same. Upon any such termination, the COMPANY shall be released from any and all further obligations under this AGREEMENT, except that the COMPANY shall be obligated to pay EXECUTIVE his accrued SALARY, BONUS and TRANSACTION FEES, if any, reimbursable expenses and benefits owing to EXECUTIVE through the day on which EXECUTIVE is terminated. EXECUTIVE will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 9 (a).

         (b) As used in this AGREEMENT, the term "Cause" shall mean: (i) the willful failure of EXECUTIVE to perform his duties pursuant to Paragraph 3 hereof, which failure is not cured by EXECUTIVE as described in subparagraph (a) above, or (ii) the commission by EXECUTIVE of an act involving moral turpitude, dishonesty, theft or fraudulent business conduct.

         (c) EXECUTIVE may voluntarily terminate this AGREEMENT for Good Reason. For purposes of this AGREEMENT, "Good Reason" shall mean the occurrence of a Change in Control, as defined below, of the COMPANY. In the event of a

                  Change in Control, EXECUTIVE may voluntarily terminate this AGREEMENT for Good Reason within 90 days of such event by giving written notice thereof to COMPANY.

         (d) For purposes of this AGREEMENT, a "Change in Control" shall have occurred if:

                  (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the COMPANY, any trustee or other fiduciary holding securities under an employee benefit plan of the COMPANY, any corporation owned, directly or indirectly, by the stockholders of the COMPANY in substantially the same proportions as their ownership of stock of the COMPANY, Mel Marks, Richard Marks or any affiliate or family relative of either of them, or any trust for the benefit thereof), individually or as a group, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the COMPANY representing 30% or more of the combined voting power of the COMPANY'S then outstanding securities;

                  (ii) the shareholders of the COMPANY approve a merger or consolidation of the COMPANY with any other corporation, other than (A) a merger or a consolidation which would result in the voting securities of the COMPANY outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the COMPANY or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the COMPANY (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the COMPANY's then outstanding securities; or

                  (iii) the shareholders of the COMPANY approve an agreement for the sale or disposition by the COMPANY of all or substantially all of the COMPANY'S assets.

         (e) If EXECUTIVE shall voluntarily terminate this AGREEMENT pursuant to the provisions of Subparagraph 9(c), then the COMPANY shall pay EXECUTIVE'S Salary and benefits through March 31, 2006 at the annual rate in effect immediately prior to the Termination Date. For the purposes of the foregoing payments, the foregoing annual SALARY rate shall be the rate paid to EXECUTIVE without regard to any purported reduction or attempted reduction of such rate by the COMPANY. EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this Paragraph 9 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 9 be reduced by any compensation earned by EXECUTIVE as the result of consultancy with or employment by another entity, by retirement benefits, by offset against any amount claimed to be owed by EXECUTIVE to the COMPANY, or otherwise.

10. DISCLOSURE OF INFORMATION AND RESTRICTIVE COVENANT. EXECUTIVE acknowledges that, by his employment, he has been and will be in a confidential relationship with the COMPANY and will have access to confidential information and trade secrets of the

         COMPANY, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier, and client lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and system, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, EXECUTIVE compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data, and information concerning the business of the COMPANY which are not in the public domain. EXECUTIVE agrees that in consideration of the execution of this AGREEMENT by the COMPANY:

         (a) EXECUTIVE will not, during the term of this AGREEMENT or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the COMPANY, including but not limited to, confidential information or trade secrets belonging or relating to the COMPANY, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the COMPANY, its subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to executives of the COMPANY or others in a confidential relationship with the COMPANY or its respective subsidiaries and affiliates which relates to business matters.

         (b) EXECUTIVE will not, during the term of this AGREEMENT, directly or indirectly, under any circumstance other than at the direction and for the benefit of the COMPANY, engage in or participate in any business activity, including, but not limit to, acting as a director, franchiser or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm occupation or business activity, in any geographic area within the United States that is, directly or indirectly, competitive with any business completed by the COMPANY or any of its subsidiaries or affiliates during the term of this AGREEMENT or thereafter. Should EXECUTIVE own 5% or less of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market, such ownership shall not cause EXECUTIVE to be deemed a shareholder under this Paragraph 10 (b).

         (c) EXECUTIVE will not, during the term of this AGREEMENT, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the COMPANY, solicit or induce any creditor, customer, supplier, officer, EXECUTIVE or agent of the COMPANY or any of its subsidiaries or affiliates to sever its relationship with or leave the employ of any such entities.

         (d) This Paragraph 10 and Paragraphs 11, 12 and 13 hereof shall survive the expiration or termination of this AGREEMENT for any reason.

         (e) It is expressly agreed by EXECUTIVE that the nature and scope of each of the provisions set forth above in this Paragraph 10 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to EXECUTIVE is determined by a court of competent jurisdiction to be unreasonable, or unenforceable, the provision shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. EXECUTIVE acknowledges and agrees that his services are of a unique character and expressly grants to the COMPANY or any subsidiary, successor or assignee of the COMPANY, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

11.      COMPANY PROPERTY.

         (a) Any patents, inventions, discoveries, applications or process, designs, devised, planned, applied, created, discovered or invented by EXECUTIVE in the course of EXECUTIVE'S employment under this AGREEMENT and which pertain to any aspect of the COMPANY'S or its respective subsidiaries' or affiliates' business shall be the sole and absolute property of the COMPANY, and EXECUTIVE shall make prompt report thereof to the COMPANY and promptly execute any and all documents reasonably requested to assure the COMPANY the full and complete ownership thereof.

         (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the COMPANY'S business which EXECUTIVE shall prepare or receive from the COMPANY shall remain the COMPANY'S sole and exclusive property. Upon termination of this AGREEMENT, EXECUTIVE shall promptly return to the COMPANY all property of the COMPANY in his possession. EXECUTIVE further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the COMPANY. EXECUTIVE additionally represents that, upon termination of his employment with the COMPANY, he will not retain in his possession any such software, documents or other materials.

12. REMEDY. It is mutually understood and agreed that EXECUTIVE'S services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this AGREEMENT by EXECUTIVE, including but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses of Paragraph 10 hereof, the COMPANY shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the COMPANY may be entitled to recover.

13. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. In order to induce the COMPANY to enter into this AGREEMENT, EXECUTIVE hereby represents and warrants to the COMPANY as follows: (i) EXECUTIVE hereby has the legal capacity and unrestricted right to execute and deliver this AGREEMENT and to perform all of his obligations hereunder; (ii) the execution and delivery of this AGREEMENT by EXECUTIVE and the performance of his obligations hereunder will not will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, ,arrangement or other understanding to which EXECUTIVE is a party or by which he is or may be bound or subject; and (iii) EXECUTIVE is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the COMPANY) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services, except any confidentiality agreements unrelated to the COMPANY'S industry and having no relationship or impact of any kind whatsoever with respect to this AGREEMENT and the transactions contemplated hereby.

14. NOTICES. All notices given hereunder shall be in writing and shall be deemed effectively given when hand-delivered or mailed, if sent by registered or certified mail, return receipt requested, addressed to EXECUTIVE at his address set forth on the first page of this AGREEMENT or to the COMPANY at its address set forth on the first page of this AGREEMENT or to such changed address as may be properly noticed hereunder.

15. ENTIRE AGREEMENT. This AGREEMENT constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this AGREEMENT are of no force or effect.

16. SEVERABILITY. If any provision of the Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this AGREEMENT shall continue in full force and effect.

17. WAIVERS, MODIFICATIONS. No amendment, modification or waiver of any provision of this AGREEMENT shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18. INDEMNIFICATION. COMPANY shall indemnify EXECUTIVE against any and all claims of third parties arising out of his earlier services to the COMPANY and out of the performance of his duties pursuant to this AGREEMENT to the fullest extent permitted by law.

19. ASSIGNMENT. Neither this AGREEMENT, nor any of EXECUTIVE'S rights, powers, duties or obligation hereunder, may be assigned by EXECUTIVE. This AGREEMENT shall be binding upon and inure to the benefit of EXECUTIVE and his heirs and legal representatives and the COMPANY and its successors and assigns.

20. APPLICABLE LAW. This AGREEMENT shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of California, without regard to the conflicts of law rules thereof. Nothing contained in this AGREEMENT shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this AGREEMENT and any statue, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this AGREEMENT so affected shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements.

21. ARBITRATION; JURISDICTION AND VENUE; PREVAILING PARTY. All disputes or controversies between COMPANY and EXECUTIVE arising out of, in connection with or relating to this AGREEMENT shall be exclusively heard, settled and determined by arbitration before a retired Federal or California judge to be held in the City of Los Angeles, County of Los Angeles. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of Los Angeles, County of Los Angeles, for this purpose. The arbitrator shall allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys' fees and expenses of the prevailing party, against the party who did not prevail.

22. FULL UNDERSTANDING. EXECUTIVE represents and agrees that he fully understands his rights to discuss all aspects of this AGREEMENT with his private attorney, that to the extent, if any, that he desires, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this AGREEMENT, that he is competent to execute this AGREEMENT, that his agreement to execute the Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

23. COUNTERPARTS. This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

24. LEGAL REPRESENTATION. The parties hereto acknowledge that each has been represented by independent counsel of such party's own choice throughout all of the negotiations which preceded the execution of this Employment Agreement and in connection with the preparation and execution of this Employment Agreement or has had the opportunity to do so and has not availed himself of it.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first above written.

                              MOTORCAR PARTS & ACCESSORIES, INC.

                              By:       _____________________________

                              Name:     _____________________________

                              Title:    _____________________________

                              ______________________________
                              SELWYN JOFFE

                              ACKNOWLEDGED BY THE BOARD OF DIRECTORS
                              OF MOTORCAR PARTS & ACCESSORIES, INC.:

                              ______________________________
                              Douglas Horn

                              ______________________________
                              Mel Marks

                              ______________________________
                              Murray Rosenzweig

                              ______________________________
                              Irving Siegel

                                    EXHIBIT A

As part of EXECUTIVE'S obligations to the COMPANY, EXECUTIVE will identify prospective buyers and sellers who may be interested in acquiring or selling businesses or lines of businesses upon terms and conditions and in a form satisfactory to COMPANY (including any transaction resulting in a change of control, and without regard to form, sometimes described herein as a "PROPOSED TRANSACTION").

In the event of a closing of any PROPOSED TRANSACTION(s) at any time during the term of this AGREEMENT, EXECUTIVE shall be entitled to a fee as provided in this Paragraph. In any such event, the COMPANY shall pay EXECUTIVE a transaction fee upon the closing of a PROPOSED TRANSACTION in an amount (the "TRANSACTION FEE") equal to 1% of the "total consideration." The "total consideration" shall equal
(a) the sum of all cash consideration paid by the acquirer plus all Non-Cash Consideration (as defined below) received as consideration for the transaction, including any contingent payments of cash or securities and the aggregate amount of any dividends (other than normal quarterly or annual cash dividends) or other distributions declared by the acquired entity in connection with a PROPOSED TRANSACTION, reduced by (b) any cash payments or any Non-Cash Consideration subsequently returned to the acquirer pursuant to the agreement (the "Purchase Agreement") out of an escrow account, through an offset against an earn-out amount or through another holdback arrangement, regardless of the reason for such return. "Non-Cash Consideration" shall have the following meaning: (i) publicly traded securities shall be valued at the average of their closing prices (as reported in The Wall Street Journal), for the five trading days immediately prior to closing of the transaction between COMPANY and the other party and (ii) any other non-cash consideration shall be valued at the fair market value thereof as determined in good faith by the Board of Directors of COMPANY. Debt assumed by the acquirer shall not constitute consideration or Non-Cash Consideration for purposes of calculating the TRANSACTION FEE.

Subject to the terms and conditions of this paragraph, the TRANSACTION FEE shall be deemed earned and payable upon receipt of the total consideration at the closing with respect to a PROPOSED TRANSACTION and, with respect to contingent or deferred payments, whether pursuant to promissory notes or other securities, if any, from time to time, only upon the receipt thereof by the seller or holder of its equity interests. If for any reason whatsoever, including, without limitation, the act, omission, negligence or willful default of any party, including the COMPANY, a PROPOSED TRANSACTION is not consummated, then EXECUTIVE shall not be entitled to any TRANSACTION FEE. The TRANSACTION FEE shall, at COMPANY'S sole option, be payable in kind, depending upon the form of consideration paid by the acquirer, in the same proportions of cash and securities as paid by the acquirer. In the event that the Purchase Agreement provides that all or any part of the total consideration paid shall be deposited into an escrow account at closing (the "ESCROWED PORTION"), then the amount of the TRANSACTION FEE proportional to the ESCROWED PORTION shall not be payable until the ESCROWED PORTION is released. If the ESCROWED PORTION is released in installments, then a portion of EXECUTIVE'S TRANSACTION FEE will be payable in proportion to each installment released and EXECUTIVE shall not be entitled to receive any amount with respect to any ESCROWED PORTION which is returned to the acquirer. However, in any instance where any cash or securities which have previously been distributed to the seller or holder of its equity interests are required to be returned to the acquirer for any reason, EXECUTIVE shall not be required to return any portion of the TRANSACTION FEE. EXECUTIVE hereby agrees that any securities received by him as part of the TRANSACTION FEE hereunder shall be acquired and held subject to the same restrictions, if any, applicable to the securities issued by the acquirer or any affiliate thereof and that securities delivered to EXECUTIVE may bear an appropriate legend with respect to any such restrictions.